CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT #2
TO
MASTER SERVICES AND LINKING AGREEMENT

(FINAL EXECUTION VERSION)

This Amendment #2 to Master Services and Linking Agreement (“Amendment”) effective as of December 20, 2011 (“Amendment Effective Date”) and dated as of the date signed by the parties below (the “Amendment Execution Date”), is between Synacor, Inc. (“Synacor”) and Toshiba America Information Systems, Inc. (“Client”) under which the parties hereto mutually agree to modify and amend the Master Services and Linking Agreement, dated as of July 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.0	Definitions:

1.1	Section 1.20 is hereby amended as follows:

1.20 “Territory” means the United States and the Latin America Territory.

1.2	A new definition is added to Section 1 as follows:

“Latin America Territory” means South America excluding Brazil, Central America, the Caribbean, and Mexico.

2.0	Schedule A: A new Section 1.15 of Schedule A is hereby added as follows:

1.15 Client Portal for Latin America. Synacor will provide to Client a client branded portal for Users in Latin America as set forth in Schedule J to this Agreement in exchange for the fees set forth therein.

3.0	Schedule J: A new Schedule J to the Agreement is attached to this Amendment, and incorporated and made a part of the Agreement.

4.0
Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in

CONFIDENTIAL TREATMENT REQUESTED

one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.     TOSHIBA AMERICA
INFORMATION SYSTEMS, INC.

By: /s/ George Chamoun_________     By: /s/ Jeff Barney______________
Name: George Chamoun_________     Name: Jeff Barney______________
Title: EVP Sales & Marketing_____     Title: VP/GM__________________
Date: 9/4/13___________________         Date: 8/22/13__________________

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE J

LATIN AMERICAN PORTAL AND ASSOCIATED FEES

1.	Latin American Portal. Synacor will create, host and maintain a client branded portal for Users in Latin America (the “Latin America Portal”).

(a)	Latin America Portal Elements. The Latin America Portal will consist of the following elements:

i.
Development of a Client Branded Portal with elements of Synacor's standard portal template branded with Client presentation layer (look and feel, logos, trademarks, etc.) as determined mutually by Client and Synacor;

ii.	API's for unified registration login and update (to be added when applicable based on mutual agreement of the parties);

iii.	Hosting of portal framework and Synacor Content within Synacor's data center;

iv.	User Authentication as agreed upon by the parties; and

v.
Synacor will include links to Client's terms of use and privacy policy on each page of the Latin America Portal which client will ensure abides by and accommodates applicable laws of Latin American countries.

(b)
Portal Content. The below-listed initial Content will be provided, subject to the Content Provider's approval, by Synacor and integrated into the Latin America Portal. The following list of Content may change from time to time as Synacor modifies its Content Providers and content mix or in response to Client requests. Provision and use of Content shall be subject to the terms and conditions in Schedule D attached to this Agreement. Subject to the foregoing, Synacor initially will provide Content on the Latin America Portal:

i.	Links to the following third party websites (note: these links will display as icons that link out to the identified sites and will not include an RSS feed or any other integration).

1.	CNN http://cnnespanol.cnn.com/

2.	Weather.com http://espanol.weather.com/regional Sports

3.	ESPN http://espndeportes.espn.go.com/?cc=3888 Video

4.	YouTube http://www.youtube.com/index?gl=ES

ii.	Header and footer links that point to Toshiba properties, as mutually determined by Synacor and Client.

(c)	Portal Best Practice Policies. Synacor's current best practice policies for the Latin America Portal are as follows and Client shall comply with them throughout the Term of the Agreement:

CONFIDENTIAL TREATMENT REQUESTED

[*]

(d)	Promotional Campaigns. Synacor may, from time to time and with Client's prior written approval, design and implement periodic marketing promotions supporting the Latin America Portal.

(e)	Search Services and Revenue Share. Synacor shall provide search services pursuant to the terms and conditions of Schedule B and subject to the revenue share set forth in section 1.7 of Schedule A.

(f)
Advertising. Subject to the terms of Sections 1, 2, and 3 of Schedule C to the Agreement, a permanent banner ad will appear on the bottom of every page of the Latin America Portal. Synacor will sell advertising within the banner ad directly or through third parties, and Synacor and Client will share advertising revenue therefrom as follows:

i. Where advertising is sold by third parties all Latin America Advertising Revenue (as defined below) shall be [*].

ii. Where advertising is sold directly by Synacor, [*].

iii.
The term “Latin America Advertising Revenue” includes all revenue earned by Synacor from advertising appearing within the banner ad described above, whether sourced by Synacor or from third party advertising partners, less any fees due to third parties related to provision of such advertising, including but not limited to, ad serving and advertising management services fees.

(g)	Costs.

i.
General. Client shall be responsible for [*] directly attributable to the Latin America Portal incurred by Synacor associated with (i) all Latin America Portal Content (ii) bandwidth, (iii) hosting (including data center costs), (iv) reporting, and (v) other Services, provided by Synacor under this Schedule. Client shall not be responsible for any cost associated with any of Synacor's other clients. Unless otherwise agreed by the parties in writing, Client shall be responsible to [*] associated with any Content it licenses directly from a Content Provider for inclusion on the Latin America Branded Portal.

ii.
Initial Fee. The initial development costs for the Synacor Services set forth in this Schedule J are [*], which shall be payable by Client to Synacor within forty-five (45) days from the Amendment Execution Date and presentation of an invoice for services rendered.

(h)	Carriage Fees. Client may, from time to time, choose to utilize Synacor integrated services for the distribution of Client Content. If any such Services are required, [*].

(i)	Taxes. Payment of taxes by Client will be in accordance with Section 6.3 of the Agreement. In the event Synacor is subject to value added tax, goods and services or any similar taxes, Synacor

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

will be solely responsible for the collection and remittance of any and all applicable GST, value-added tax, or other consumption-based tax.

(j)	Reporting Terms. Synacor will provide the same reporting related to the Latin America Portal as it provides related to the Client Branded Portal under Section 1.13 of Schedule A.